UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 24, 2006, the stockholders of Advanced Energy Industries, Inc. approved an amendment to the registrant’s 2003 Non-Employee Directors’ Stock Option Plan to expand the forms of awards that may be granted thereunder to include stock options, restricted stock, restricted stock units and stock appreciation rights. Prior to the amendment, awards under the plan could only be in the form of stock options. As previously reported, in January 2006, the registrant revised its non-employee director compensation structure to provide for automatic grants to the non-employee directors of restricted stock units, instead of stock options.
The foregoing is a summary of the amendment to the 2003 Non-Employee Directors’ Stock Option Plan. A complete copy of the 2003 Non-Employee Directors’ Stock Option Plan, as amended and restated as of February 15, 2006, and a form of the restricted stock unit award agreement are filed as exhibits to this Current Report on Form 8-K, and the terms of such plan and form of award agreement are incorporated herein by reference.
Also, on May 24, 2006, the stockholders of the registrant re-elected to the Board of Directors the seven incumbent directors and newly elected to the Board of Directors Thomas Rohrs, a non-employee director. Accordingly, on May 24, 2006, the registrant awarded 2,000 restricted stock units to each of Richard Beck, Joseph Bronson, Trung Doan, Barry Posner and Elwood Spedden, and awarded 5,000 restricted stock units to Mr. Rohrs.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibits are filed pursuant to Item 1.01:

10.1	2003 Non-Employee Directors’ Stock Option Plan, as amended and restated as of February 15, 2006

10.2	Form of Restricted Stock Unit Award Agreement pursuant to the 2003 Non-Employee Directors’ Stock Option Plan, as amended and restated as of February 15, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: May 31, 2006	/s/ Mark D. Hartman
Mark D. Hartman, Principal Financial and
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2003 Non-Employee Directors’ Stock Option Plan, as amended and restated as of February 15, 2006

10.2	Form of Restricted Stock Unit Award Agreement pursuant to the 2003 Non-Employee Directors’ Stock Option Plan, as amended and restated as of February 15, 2006